UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 12, 2011 (December 29, 2010)

HEARTLAND BRIDGE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400 Mahwah, NJ 07495 (Address of principal executive offices) (zip code)

(201) 512-8732 (Registrant’s telephone number, including area code)

I-Web Media, Inc. 706 Hillcrest Drive Richmond, Texas 77469 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On December 8, 2010, we entered into an Asset Purchase Agreement (the “Agreement”) with New Horizon, Inc., a Texas corporation (“New Horizon”).  On December 9, 2010, the transactions contemplated by the Agreement closed.  Pursuant to the Agreement, we acquired certain assets from New Horizon, including the right to receive any proceeds New Horizon was entitled to receive from the sale of the Myself® pelvic muscle trainer.  Under the Agreement, as part of the consideration for the Asset, we agreed to issue to New Horizon Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144.  The shares have not been issued.  New Horizon has informed us that Six Hundred Thousand (600,000) shares of the common stock were supposed to go directly to Larry Alloway, an individual, and not to New Horizon.  As a result, on January 7, 2011, the parties entered into an amendment to the Agreement for the purpose of changing the issuance of common stock to be Three Million Four Hundred Thousand (3,400,000) shares to New Horizon and the other Six Hundred Thousand (600,000) shares directly to Larry Alloway.  A copy of the Amendment No. 1 to the Agreement is attached hereto as Exhibit 10.1.

Item 8.01     Other Information

Rockland Note

On December 29, 2010, we entered into a third Promissory Note with Rockland Group, LLC, a Texas limited liability company (“Rockland”), our largest shareholder and an entity controlled by Harry Pond, one of our Directors.  Under the terms of the promissory note Rockland loaned us $20,000 at an interest rate of 15% per annum and with a maturity date of June 28, 2011.

Standard and Poor’s Report

On January 4, 2011, a profile of our company appeared in Standard & Poor’s Corporation Records Current News Edition.  We will post a link to the full report on our website as soon as it is available electronically.  That report contained pro forma financial statements of the company in connection with the assets we acquired from New Horizon on December 9, 2010, and RWIP, LLC on December 13, 2010 (detailed information about those acquisitions can be found in our Current Report on Form 8-K filed on December 15, 2010).  Specifically, the Standard & Poor’s report contains a pro forma balance sheet as of September 30, 2010, and a pro forma statement of operations from April 29, 2010 (date of inception) through September 30, 2010, which reflect our financial condition as of and for the period ended September 30, 2010 assuming we acquired such assets as of April 29, 2010 (inception).  For disclosure purposes we have included the pro forma financial statements contained in Standard & Poor’s report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to Asset Purchase Agreement with New Horizon, Inc., dated December 9, 2010

99.1	Pro Forma Financial Statements as of September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2011	Heartland Bridge Capital, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer